UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2019

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BCSF	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.             Entry into a Material Definitive Agreement.

On April 30, 2019, BCSF Complete Financing Solution LLC (“BCSF Unitranche”), a wholly-owned, newly-formed, subsidiary of Bain Capital Specialty Finance, Inc. (the “Company”), entered into a loan and security agreement (the “Credit Agreement”) as Borrower, with JPMorgan Chase Bank, National Association, as Administrative Agent, and Wells Fargo Bank, National Association as Collateral Administrator, Collateral Agent, Securities Intermediary and Bank. The Credit Agreement is effective as of April 30, 2019.

The facility amount under the Credit Agreement is $666,581,300. Proceeds of the loans under the Credit Agreement may be used to acquire certain qualifying loans and such other uses as permitted under the Credit Agreement. The period from the effective date until November 29, 2020 is referred to as the reinvestment period and during such reinvestment period, the Borrower may request drawdowns under the Credit Agreement.

The maturity date is the earliest of: (a) November 29, 2022, (b) the date on which the secured obligations become due and payable following the occurrence of an event of default, (c) the date on which the advances are repaid in full and (d) the date after a market value cure failure occurs on which all portfolio investments have been sold and proceeds therefrom have been received by the Borrower. The stated maturity date of November 29, 2022 may be extended for successive one year periods by mutual agreement of the Borrower and the Administrative Agent.

The Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to a copy of the Credit Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 2.03.             Creation of Direct Financial Obligation

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.             Other Events.

The Company and Antares Capital LP (“Antares”), its joint venture partner, have restructured ABC Complete Financing Solution LLC (“ABCS”) as of April 30, 2019. The Company formed BCSF Unitranche, which received 44.737%, its proportionate share, of all assets previously held by ABCS pursuant to the restructuring; Antares retained ABCS with its proportionate share and renamed ABCS to Antares Complete Finance Solution Holdings LLC (“Antares Unitranche”). BCSF Unitranche continues to have a relationship with Antares to make investments in unitranche loans alongside Antares Unitranche. BCSF Unitranche’s portfolio is comprised of unitranche loans made to 25 companies as of April 30, 2019. The results of BCSF Unitranche are expected to be included in the consolidated financial statements of the Company.

As a BDC, at least 70% of the Company’s investments must represent “qualifying assets” under the Investment Company Act of 1940, as amended (the “1940 Act”).  While the Company’s equity investment in ABCS did not constitute a “qualifying asset” under the 1940 Act, the unitranche loans made by ABCS were generally provided to “eligible portfolio companies” and are “qualifying assets” when held by BCSF Unitranche.  With more qualifying assets, the Company has greater flexibility to invest opportunistically in “non-qualifying” investments going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: May 6, 2019	By:	/s/ Michael Treisman
		Name:	Michael Treisman
		Title:	Secretary